UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 12, 2025

HOST HOTELS & RESORTS, INC.
HOST HOTELS & RESORTS, L.P.
(Exact name of registrant as specified in its charter)

Maryland	001-14625	53-0085950
Delaware (Host Hotels & Resorts, L.P.)	0-25087	52-2095412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4747 Bethesda Avenue,	Suite 1300
Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)
(240) 744-1000
Registrant’s telephone number, including area code:
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Host Hotels & Resorts, Inc.	Common Stock, $.01 par value	HST	The Nasdaq Stock Market LLC
Host Hotels & Resorts, L.P.	None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On November 12, 2025, Host Hotels & Resorts, L.P. (“Host L.P.”), for whom Host Hotels & Resorts, Inc. acts as sole general partner, entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC.
Pursuant to the Underwriting Agreement, Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC agreed to serve as representatives of the several underwriters named in the Underwriting Agreement in connection with the public offering by Host L.P. of $400 million aggregate principal amount of its 4.250% Series N senior notes due 2028 (the “Series N senior notes”).
The net proceeds to Host L.P. from the sale of the Series N senior notes, after deducting the underwriting discount, de minimis original issue discount and estimated transaction expenses, are estimated to be approximately $395 million. Host L.P. intends to use the net proceeds from the sale of the Series N senior notes, together with cash on hand, to redeem all of the outstanding $400 million aggregate principal amount of Host L.P.’s Series F senior notes due 2026 (the “Series F senior notes”).
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01. Other Events.
On November 13, 2025, Host L.P. gave notice that it intends to redeem all of the outstanding Series F senior notes. The redemption date for the Series F senior notes is November 28, 2025 (the “Redemption Date”), pursuant to an irrevocable notice delivered by The Bank of New York Mellon, as trustee, on Host L.P.’s behalf on November 13, 2025.
The Series F senior notes were issued pursuant to the Second Supplemental Indenture, dated as of October 14, 2015 (the “Second Supplemental Indenture”), to Host L.P.’s Indenture, dated as of May 15, 2015, among Host L.P. and The Bank of New York Mellon, as trustee. Under the terms of the Series F senior notes, the redemption price will be (a) 100.000% of the principal amount thereof plus (b) accrued and unpaid interest thereon to, but not including, the Redemption Date.
The Series F senior notes are being redeemed with the net proceeds from Host L.P.’s issuance of its Series N senior notes, together with cash on hand.
Forward-Looking Statements
In this Current Report on Form 8-K, we make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “expect,” “may,” “intend,” “predict,” “project,” “plan,” “will,” “estimate” and other similar terms and phrases. Forward-looking statements are based on management’s current expectations and assumptions and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks and uncertainties include our ability to apply the proceeds of the Series N senior notes as currently intended and other risks and uncertainties associated with our business described in our Annual Report on Form 10–K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q and in other filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release updates to any forward-looking statement contained in this report to conform the statement to actual results or changes in our expectations.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1
Underwriting Agreement, dated November 12, 2025, among Host Hotels & Resorts, L.P. and Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

Date: November 13, 2025	By:	/s/ Joseph C. Ottinger
Joseph C. Ottinger
Senior Vice President and Corporate Controller

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.

	By:	HOST HOTELS & RESORTS, INC.
its General Partner

Date: November 13, 2025	By:	/s/ Joseph C. Ottinger
Joseph C. Ottinger
Senior Vice President and Corporate Controller